Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moko Social Media Limited
Sydney, Australia

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-205656) of Moko Social Media Limited of our report dated 30 October 2015 with respect to the consolidated financial statements of Moko Social Media Limited included in the Annual Report on Form 20-F of Moko Social Media Limited for the fiscal year ended June 30, 2015.

/s/ BDO

BDO East Coast Partnership
Sydney, Australia

October 30, 2015